Exhibit 99.4

THIRD AMENDMENT

TO THE

HUNTINGTON INGALLS INDUSTRIES SAVINGS PLAN

This amendment to the July 1, 2021 restatement of the Huntington Ingalls Industries Savings Plan (“Plan”) incorporates changes to reflect (i) the reorganization of the Company’s Mission Technologies division, and (ii) participating employers as of January 1, 2023.

Effective January 1, 2023, the Plan is hereby amended as follows:

I.	Section 2.56 (TSD Entity definition) is hereby amended by inserting the following provision at the end thereof:

“In connection with the reorganization of the Mission Technologies division, HII Defense and Federal Solutions, Inc. merged into Alion Science and Technology Corporation and Alion Science and Technology Corporation changed its name to HII Mission Technologies Corp. effective December 31, 2022. References herein to HII Defense and Federal Solutions, Inc. and Alion Science and Technology Corporation shall refer to HII Mission Technologies Corp., as the context requires”.

II.	The last sentence of Section 5.06(e)(2) is hereby amended to read as follows:

“For the avoidance of doubt, the provisions of this Section 5.06(e)(2) apply with respect to the Klamath Falls Union Group, BPC Code NBZ, while such Eligible Employee remains employed by a Mission Technologies division Employer, unless the Plan is amended to provide otherwise.”

III.	The last sentence of Section 5.06(f) is hereby amended to read as follows:

“In addition, any Eligible Employee who becomes an Employee of HII Defense and Federal Solutions, Inc. on or after December 21, 2020 and is assigned to BPC Code NCA (the division formally associated with the entities formerly known as The PTR Group, LLC and G2, Inc.), shall be eligible to receive a nondiscretionary contribution in an amount equal to four percent (4%) of Compensation while such Eligible Employee remains employed by HII Defense and Federal Solutions, Inc. or such other Mission Technologies division Employer while assigned to BPC Code NCA, unless the Plan is amended to provide otherwise.”

IV.	Section 5.06(g) is hereby amended to read as follows:

“Notwithstanding anything else in the Plan to the contrary, any Eligible Employee who is or becomes an Employee of Alion and is assigned to BPC Code NCG on or after July 1, 2022, is eligible to receive a nondiscretionary contribution in an amount equal to two percent (2%) of Compensation for each pay period that begins on or after July 1, 2022, while such Eligible Employee remains employed by Alion or such other Mission Technologies division Employer while assigned to BPC Code NCG, unless the Plan is amended to provide otherwise.”

V.	Section 5.14(d) is hereby amended by adding the following provision at the end thereof:

“For the avoidance of doubt, only those Eligible Employees of the Mission Technologies division assigned to BPC Codes BAO and BAM are eligible to receive Retirement Account Contributions, unless the Plan is amended to provide otherwise.”

VI.	Section J3.02 is hereby amended effective January 1, 2023 by adding the following new clause (a) at the end thereof.

“(a) Mechanical Employees Covered under Steelworkers CBA. Effective January 1, 2023, Employees of the HII Mechanical Production and Support business who are actively participating in the Cash Balance Program as of January 2, 2023 and who become represented by the United Steelworkers of America and its Local No. 8888, shall remain eligible for Plan benefits in accordance with the Base Plan document and not this APPENDIX J.”

VII.	The chart of “List of Participating Employer” in EXHIBIT A is amended, effective January 1, 2023, in substantially the form attached hereto.

[signature page follows]

IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this amendment to be executed by its duly authorized representative on this 19th day of December, 2022.

HUNTINGTON INGALLS INDUSTRIES, INC.
By	/s/ Edmond Hughes
Edmond Hughes
Executive Vice President and Chief Human
Resources Officer

EXHIBIT A

Coverage

Participating Employers

The following chart provides information regarding the reporting entity, employer, entity code, and applicable Sub-Plan of each group of Employees eligible to participate in the Plan as of January 1, 2023. Notwithstanding the information in this Exhibit A, those Employees designated by the Company’s Chief Executive Officer or the Company’s Executive Vice President and Chief Human Resources Officer as elected or appointed officers of Huntington Ingalls Industries International Shipbuilding, Inc. or of Huntington Ingalls Incorporated, through its Ingalls Shipbuilding division (non-represented employees) shall participate in Sub-Plan A. This Exhibit A does not apply with respect to certain represented Employees who are eligible to actively participate in the Plan under Appendix J (e.g., certain Employees represented by the Steelworkers, Fire Fighters and Guards unions).

Sector	Employer	Entity Code	Sub-Plan

NNS	Huntington Ingalls Incorporated – NNS Division (non-represented employees and Abu Dhabi) - excluding Temporary Hourly*	265	A
Effective July 1, 2021:
	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A
	• Employees hired or rehired on or after July 1, 2021		AB

•  Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly to an eligible full-time position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

AB

•  Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

A

Sector	Employer	Entity Code	Sub-Plan

NNS	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly) in the following groups:	272	A
	1. employees who commence employment with NNIC before March 24, 2014,
	2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC before March 24, 2014,
	3. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a participating Employer in the Plan on or after March 24, 2014, and
	4. employees of NNIC who transfer from Temporary Hourly status to full-time status before March 24, 2014.

NNS	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly employees) in the following groups:	272	D
	1. employees who commence employment with NNIC on or after March 24, 2014,

2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a non-participating Employer in the Plan on or after March 24, 2014, and

	3. employees of NNIC who transfer from Temporary Hourly status to full-time status on or after March 24, 2014.

Sector	Employer	Entity Code	Sub-Plan

NNS	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly employees) in the following groups:*	272	A
1. employees who commence employment with NNIC on or after July 1, 2018,
2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a non-participating Employer in the Plan on or after July 1, 2018,
3. employees of NNIC who transfer from Temporary Hourly status to full-time status on or after July 1, 2018,
4. employees of NNIC who, as of June 30, 2018, were participating in Sub-Plan D.
Effective July 1, 2021:
	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A

i.   Effective January 1, 2023, Employees of the HII Mechanical Production and Support business who are actively participating in the Cash Balance Program as of January 2, 2023 and who become represented by the United Steelworkers of America and its Local No. 8888, shall remain in Sub-Plan A and will not be eligible for Retirement Account Contributions.

A
	• Employees employed on June 30, 2021 who neither (i) actively participate in an HII pension plan nor (ii) are eligible for Retirement Account Contributions as of such date		AB -with respect to Compensation paid on or after July 1, 2021

	• Employees hired or rehired on or after July 1, 2021		AB

Sector	Employer	Entity Code	Sub-Plan

•  Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly to an eligible full-time position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

AB

•  Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

A

Ingalls	Huntington Ingalls Industries International Shipbuilding, Inc. (non-represented)*	144	CC - with respect to Compensation paid prior to July 1, 2021
Effective July 1, 2021:
	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date		A - with respect to Compensation paid on or after July 1, 2021
	• Employees hired or rehired on or after July 1, 2021		AA

•  Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

AA

•  Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

A

Sector	Employer	Entity Code	Sub-Plan

Ingalls	Huntington Ingalls Incorporated – Ingalls Division (non-represented employees)*	146	CC - with respect to Compensation paid prior to July 1, 2021
	Effective July 1, 2021:
	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date		A - with respect to Compensation paid on or after July 1, 2021
	• Employees hired or rehired on or after July 1, 2021		AA

•  Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AA

•  Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

MT	Newport News Nuclear Inc. (non-represented) (salaried employees only)	473	A

MT	HII Energy Inc, (non-represented)	492	A

Corp	HII Services Corporation (effective September 25, 2014) (non-represented)*	520	A
	Effective July 1, 2021:
	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A

Sector	Employer	Entity Code	Sub-Plan

	• Employees hired or rehired on or after July 1, 2021		AB

•  Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AB

•  Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

MT	HII Nuclear Inc.	515	A - with respect to Compensation paid for pay periods before July 1, 2022 AL - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

MT	HII Fleet Support Group LLC	480	H

MT	HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. - other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24); for purposes of the Plan, as of December 31, 2022, merged into HII Mission Technologies Corp. (Entity 626), in connection with the Mission Technologies division reorganization.	527	I - with respect to Compensation paid prior to July 1, 2020 A - with respect to Compensation paid on or after July 1, 2020 and for pay periods before July 1, 2022
			AL - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

Sector	Employer	Entity Code	Sub-Plan

MT	HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. - employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24); for the avoidance of doubt, Eligible Employees assigned to BPC Code NBZ (Klamath Falls) are not eligible for match and assigned to Sub-Plan D; for purposes of the Plan, as of December 31, 2022, merged into HII Mission Technologies Corp. (Entity 626) in connection with the Mission Technologies division reorganization	527	D

MT	Veritas Analytics, Inc. (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	I - with respect to Compensation paid prior to July 1, 2020 A - with respect to Compensation paid on or after July 1, 2020

MT	Veritas Analytics, Inc. (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	D

MT	HII Technical Solutions Corporation	525	A - with respect to Compensation paid for pay periods before July 1, 2022

Sector	Employer	Entity Code	Sub-Plan

	The following applies with respect to Compensation paid on or after January 1, 2023 for those Eligible Employees who transfer from Entities 480, 527 or 626 to Entity 525 in connection with the reorganization of the Mission Technologies division.	Entity/BPC 480/NBH,XDU 527/NCA, NCB 527/NBZ 626/NCE 626/NCG	AL - with respect to Compensation paid for pay periods beginning on or after July 1, 2022 Sub-Plan H AL D AL AB

MT	HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.)	540	HD - with respect to Compensation paid for pay periods before July 1, 2022 US - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

MT	Alion Science and Technology Corporation - Eligible Employees assigned to BPC Code NCE on and after July 1, 2022; Employees assigned to BPC Code NCF are not HISP eligible; for Plan purposes, changed name to HII Mission Technologies Corp. effective December 31, 2022, in connection with the Mission Technologies division reorganization.	626	AL

	The following applies with respect to Compensation paid on or after January 1, 2023 for those Eligible Employees of Entity 527 who become Employees of Entity 626 in connection with the reorganization of the Mission Technologies division:	Entity/BPC 527/NCA, NCB 527/NBZ	Sub-Plan AL D

MT	Alion Science and Technology Corporation - Eligible Employees assigned to BPC Code NCG on and after July 1, 2022; for Plan purposes, changed name to HII Mission Technologies Corp. effective December 31, 2022, in connection with the Mission Technologies division reorganization	626	AB - with respect to Compensation paid for pay3⁄4 periods beginning on or after July 1, 2022

*

Certain pension-eligible employees rehired within two-years of termination may regain their pension eligibility under plan rules. To the extent any such rehired employee actively accrues pension benefits, he/she will not be eligible for the enhanced match provided under Sub-Plans AA or AB and will instead be eligible for match under Sub-Plan A.